UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2009 (March 3, 2009)
SANDRIDGE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-33784 (Commission File Number)	20-8084793 (I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (405) 429-5500
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On March 3, 2009, the Board of Directors of SandRidge Energy, Inc. (the “Company”) approved and adopted amendments to the Company’s Bylaws. The following description is a summary of the material amendments to the Bylaws and is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference in response to this item.
In addition to various clarifying and conforming amendments, the Bylaws were amended in the following respects:
The advance notice requirements for director nominations and for stockholder proposals (other than those subject to Rule 14a-8 under the Securities Exchange Act of 1934) at an annual meeting of stockholders have been revised to require that stockholders seeking to nominate individuals for election as directors or make proposals provide additional information to the Company. In particular, the revisions require disclosure of the text of the proposal or business, all forms of ownership and other interests in the Company’s securities, including without limitation, derivative positions, all other relationships, agreements, and understandings relating to the matter, the Company and its securities, and representations as to any intention to solicit proxies. The Company may also require such additional information as the Company may reasonably determine.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
3.1	Amended and Restated Bylaws of SandRidge Energy, Inc., dated March 3, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC. (Registrant)
Date: March 9, 2009	By:	/s/ Dirk M. Van Doren
Dirk M. Van Doren
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

3.1	Amended and Restated Bylaws of SandRidge Energy, Inc., dated March 3, 2009